EXHIBIT 99.1
ParkOhio Announces Increased Revenues and Earnings in the Third Quarter
and the Successful Completion of Two Strategic Acquisitions
CLEVELAND, OHIO, November 12, 2013 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced results for its third quarter and nine months ended September 30, 2013.
THIRD QUARTER RESULTS
Net sales were $303.5 million for the third quarter of 2013, an increase of $18.3 million, or 6.4%, from net sales of $285.2 million for the third quarter of 2012. ParkOhio reported net income attributable to ParkOhio common shareholders of $12.2 million, or $0.99 per diluted share, for the third quarter of 2013, which included: income of $3.7 million, or $0.30 per diluted share, from discontinued operations, net of taxes; $0.6 million, or $0.03 per diluted share, pre-tax gain on acquisition of business; and the impact of a $5.2 million, or $0.27 per diluted share, pre-tax litigation judgment; and excluded $0.2 million, or $0.02 per diluted share, of net income attributable to noncontrolling interest. This compares to net income attributable to ParkOhio common shareholders of $10.7 million, or $0.88 per diluted share, for the third quarter of 2012, which included the impact of the net loss of $0.7 million, or $0.06 per diluted share, from discontinued operations, net of taxes.
During the third quarter of 2013, earnings, as adjusted was $11.4 million, or $0.93 per diluted share. This compares to earnings, as adjusted of $11.4 million, or $0.94 per diluted share, for the third quarter of 2012. Earnings, as adjusted reflects earnings from continuing operations attributable to ParkOhio common shareholders before the gain on acquisition of business and litigation judgment and settlement costs. In addition, EBITDA, as defined was $29.5 million during the third quarter of 2013 and compares to EBITDA, as defined of $27.8 million during the third quarter of 2012.
On September 3, 2013, we sold all of the outstanding equity interests of a non-core business unit in the Supply Technologies Segment for $8.5 million in cash, which resulted in a net gain, after tax of approximately $4.0 million for the three and nine month periods ended September 30, 2013. The business unit sold is a provider of high-quality machine to machine information technology solutions, products and services. Beginning with our three and nine month periods ended September 30, 2013, the results of this business unit are reported in our financial statements as discontinued operations and prior periods are adjusted to reflect the discontinued operations.
As previously disclosed in our periodic filings, our subsidiary, Ajax Tocco Magnethermic Corporation (“ATM”), was the defendant in a lawsuit filed in 2010 in the United States District Court for the Eastern District of Arkansas brought by the plaintiff, IPSCO Tubulars Inc. (“IPSCO”), pursuant to a 2006 equipment contract. The trial proceeded in the third quarter and, in September 2013, the district court awarded IPSCO damages of approximately $5.2 million. ATM is appealing the court’s decision.

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YEAR-TO-DATE RESULTS
Net sales were $893.8 million for the first nine months of 2013, an increase of $39.6 million, or 4.6%, from net sales of $854.2 million in the first nine months of 2012. ParkOhio reported net income attributable to ParkOhio common shareholders of $34.5 million, or $2.83 per diluted share, for the first nine months of 2013, which included: income of $3.2 million, or $0.26 per diluted share, from discontinued operations, net of taxes; $0.6 million, or $0.03 per diluted share, gain on acquisition of business; and the impact of a $5.2 million, or $0.27 per diluted share, pre-tax litigation judgment; and excluded $0.2 million, or $0.02 per diluted share, of net income attributable to noncontrolling interest. This compares to net income attributable to ParkOhio common shareholders of $24.1 million, or $1.99 per diluted share, for the first nine months of 2012, which included the impact of a $13.0 million, or $0.68 per diluted share, pre-tax litigation settlement charge and net losses of $1.9 million, or $0.16 per diluted share, from discontinued operations, net of taxes.
During the first nine months of 2013, earnings, as adjusted was $34.2 million, or $2.81 per diluted share. This compares to earnings, as adjusted of $34.2 million, or $2.83 per diluted share, for the first nine months of 2012. In addition, EBITDA, as defined was $89.1 million during the first nine months of 2013 and compares to EBITDA, as defined of $72.4 million during the first nine months of 2012.
CURRENT DEVELOPMENTS
On October 1, 2013, we acquired all of the outstanding capital stock of Henry Halstead Ltd. (“Henry Halstead”). Henry Halstead is a provider of supply chain management solutions headquartered in Preston, England. On November 1, 2013, we acquired all of the outstanding capital stock of QEF Global Limited ("QEF"). QEF is a provider of supply chain management solutions headquartered in Cork, Ireland. These two acquisitions to our Supply Technologies Segment operate in six strategic locations in England, Ireland and Scotland and have combined annualized revenues of nearly $40.0 million.
2013 REVENUE AND EARNINGS GUIDANCE UPDATE
We currently forecast our consolidated 2013 revenues to be approximately 8% greater than 2012 revenues. We are also updating our earnings from continuing operations attributable to ParkOhio common shareholders forecast to be in the range of $3.53 to $3.73 per diluted share, which includes $0.03 for the pre-tax gain of $0.6 million on the gain on acquisition of business and $0.27 per diluted share for the $5.2 million pre-tax litigation judgment cost in the third quarter of 2013. The impact of income from discontinued operations is not included in earnings from continuing operations. Excluding the effect of the gain on the acquisition of business and the litigation judgment cost, we estimate earnings, as adjusted to be in the range of $3.77 to $3.97 per diluted share. In addition, we are forecasting EBITDA, as defined, to be in the range of $121.0 million to $124.5 million for the year ended December 31, 2013, which includes the nearly offsetting impacts of the litigation judgment cost as an expense and income from discontinued operations in deriving EBITDA, as defined. EBITDA, as defined, reflects earnings before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s revolving credit agreement.
Edward F. Crawford, Chairman and Chief Executive Officer stated, “ParkOhio announces the European strategy for its largest division, Supply Technologies. The acquisitions of Henry Halstead and QEF set the stage for the expansion of Supply Technologies’ footprint in Europe. The initiative will provide six strategic locations in the Eurozone, expand our product offering and further diversify our customer base. These acquisitions provide us with the ability to better support our existing North American customers in Europe and deliver our Total Supply Management concept to new customers in that region.”
A conference call reviewing ParkOhio’s third quarter results will be broadcast live over the Internet on Wednesday, November 13, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 40 manufacturing sites and 55 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to the current global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review being conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which could be lower due to the effects of the recent financial crises; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2012. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
		Adjusted (1)		Adjusted (1)
	2013	2012	2013	2012
	(In millions, except earnings per share data)
Net sales	$303.5	$285.2	$893.8	$854.2
Cost of sales	248.9	231.0	730.1	695.1
Gross profit	54.6	54.2	163.7	159.1
Selling, general and administrative expenses	31.0	30.4	91.9	86.8
Litigation judgment and settlement costs	5.2	—	5.2	13.0
Operating income	18.4	23.8	66.6	59.3
Gain on acquisition of business	(0.6)	—	(0.6)	—
Interest expense	6.6	6.5	19.7	19.8
Income from continuing operations before income taxes	12.4	17.3	47.5	39.5
Income tax expense	3.7	5.9	16.0	13.5
Net income from continuing operations	8.7	11.4	31.5	26.0
Income (loss) from discontinued operations, net of taxes	3.7	(0.7)	3.2	(1.9)
Net income	12.4	10.7	34.7	24.1
Net income attributable to noncontrolling interest	(0.2)	—	(0.2)	—
Net income attributable to ParkOhio common shareholders	$12.2	$10.7	$34.5	$24.1

Earnings (loss) per common share attributable to ParkOhio common shareholders - Basic:
Continuing operations	$0.71	$0.95	$2.63	$2.19
Discontinued operations	0.31	(0.06)	0.27	(0.16)
Total	$1.02	$0.89	$2.90	$2.03
Earnings (loss) per common share attributable to ParkOhio common shareholders - Diluted:
Continuing operations	$0.69	$0.94	$2.57	$2.15
Discontinued operations	0.30	(0.06)	0.26	(0.16)
Total	$0.99	$0.88	$2.83	$1.99
Weighted-average shares used to compute earnings per share:
Basic	12.0	12.0	11.9	11.9
Diluted	12.3	12.2	12.2	12.1
Other financial data:
EBITDA, as defined	$29.5	$27.8	$89.1	$72.4

(1)	Adjusted to reflect the discontinued operations.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

Earnings, as adjusted is a measure of earnings that excludes significant non-cash credits and charges; and significant and infrequent contingency expenses. Earnings, as adjusted reflects net income from continuing operations after the exclusion of net income attributable to noncontrolling interest and before the inclusion of the litigation judgment and settlement costs and gain on acquisition of business. Earnings, as adjusted is not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income from continuing operations, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents earnings, as adjusted because management uses earnings, as adjusted to measure performance. Earnings, as adjusted herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income from continuing operations to earnings, as adjusted:

	Three Months Ended September 30,				Nine Months Ended September 30,
			Adjusted				Adjusted
	2013		2012		2013		2012
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))

Net income from continuing operations	$8.7	$0.71	$11.4	$0.94	$31.5	$2.59	$26.0	$2.15
Net income attributable to noncontrolling interest	(0.2)	(0.02)	—	—	(0.2)	(0.02)	—	—
Earnings from continuing operations attributable to ParkOhio common shareholders	8.5	0.69	11.4	0.94	31.3	2.57	26.0	2.15
Add back (deduct):
Litigation judgment and settlement costs, net of tax benefit	3.3	0.27	—	—	3.3	0.27	8.2	0.68
Gain on acquisition of business, net of tax expense	(0.4)	(0.03)	—	—	(0.4)	(0.03)	—	—
Earnings, as adjusted	$11.4	$0.93	$11.4	$0.94	$34.2	$2.81	$34.2	$2.83

(1)	Adjusted to reflect the discontinued operations.

EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
		Adjusted (1)		Adjusted (1)
	2013	2012	2013	2012
	(In millions)
Net income attributable to ParkOhio common shareholders	$12.2	$10.7	$34.5	$24.1
Add back:
Interest expense	6.6	6.5	19.7	19.8
Income tax expense	4.9	5.4	16.9	12.2
Depreciation and amortization	4.0	4.9	13.5	13.2
Share-based compensation	1.2	0.9	3.6	2.1
Deferred tax impact net in acquisition gain	0.4	—	0.4	—
Miscellaneous	0.2	(0.6)	0.5	1.0
EBITDA, as defined	$29.5	$27.8	$89.1	$72.4

(1)	Adjusted to reflect the discontinued operations.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

		Adjusted (1)
	September 30, 2013	December 31, 2012
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$64.3	$44.4
Accounts receivable, net	180.1	160.4
Inventories, net	217.5	215.6
Deferred tax assets	19.7	19.8
Unbilled contract revenue	5.6	1.4
Other current assets	21.5	23.6
Total current assets	508.7	465.2
Net property, plant and equipment	110.8	100.0
Goodwill	53.9	49.7
Intangible assets, net	52.9	49.6
Other long-term assets	64.0	62.1
Total assets	$790.3	$726.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$113.8	$101.8
Accrued expenses and other	80.9	83.6
Current portion of long-term debt	4.8	4.4
Current portion of other postretirement benefits	1.9	1.9
Total current liabilities	201.4	191.7
Long-term liabilities, less current portion:
Senior Notes	250.0	250.0
Credit facility	130.0	120.6
Other long-term debt	3.3	3.6
Deferred tax liabilities	31.6	31.5
Other postretirement benefits and other long-term liabilities	32.4	27.4
Total long-term liabilities	447.3	433.1
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	136.9	101.8
Noncontrolling interest	4.7	—
Total equity	141.6	101.8
Total liabilities and shareholders’ equity	$790.3	$726.6

(1)	Adjusted to reflect the discontinued operations.

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2013	2012
	(In millions)
OPERATING ACTIVITIES
Net income	$34.7	$24.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13.5	13.2
Debt extinguishment costs	—	0.3
Share-based compensation	3.6	2.1
Gain on sale of business and assets	(6.0)	(0.3)
Gain on acquisition	(0.6)	—
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(13.7)	(2.2)
Inventories and other current assets	(1.3)	(9.1)
Accounts payable and accrued expenses	5.2	9.5
Other	1.5	5.5
Net cash provided by operating activities	36.9	43.1
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(24.4)	(19.1)
Proceeds from sale and leaseback transactions	7.1	—
Proceeds from sale of assets	14.2	0.4
Business acquisitions, net of cash acquired	(21.6)	(96.6)
Net cash used by investing activities	(24.7)	(115.3)
FINANCING ACTIVITIES
Proceeds from term loans and other debt	—	27.9
Payments on term loans and other debt	(3.1)	(2.2)
Proceeds from revolving credit facility, net	12.6	9.7
Bank debt issue costs	—	(0.9)
Issuance of common stock under stock option plan	0.2	1.1
Income tax effect of share-based compensation exercises and vesting	—	1.1
Purchase of treasury stock	(2.0)	(1.2)
Net cash provided by financing activities	7.7	35.5
Effect of exchange rate changes on cash	—	—
Increase (decrease) in cash and cash equivalents	19.9	(36.7)
Cash and cash equivalents at beginning of period	44.4	78.0
Cash and cash equivalents at end of period	$64.3	$41.3
Income taxes paid	$21.6	$4.8
Interest paid	$13.4	$12.7

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
		Adjusted (1)		Adjusted (1)
	2013	2012	2013	2012
	(In millions)
NET SALES
Supply Technologies	$115.9	$116.1	$349.2	$377.4
Assembly Components	106.1	84.5	303.9	220.5
Engineered Products	81.5	84.6	240.7	256.3
	$303.5	$285.2	$893.8	$854.2

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
Supply Technologies	$9.3	$8.7	$28.0	$30.3
Assembly Components	7.6	6.1	25.2	14.4
Engineered Products	12.7	14.2	35.4	42.7
Total segment operating income	29.6	29.0	88.6	87.4
Corporate costs	(6.0)	(5.2)	(16.8)	(15.1)
Litigation judgment and settlement costs	(5.2)	—	(5.2)	(13.0)
Gain on acquisition of business	0.6	—	0.6	—
Interest expense	(6.6)	(6.5)	(19.7)	(19.8)
Income from continuing operations before income taxes	$12.4	$17.3	$47.5	$39.5

(1)	Adjusted to reflect the discontinued operations.

Note A—On September 3, 2013, the Company sold all of the outstanding equity interests of a non-core business unit in the Supply Technologies segment for $8.5 million in cash, which resulted in a net gain of approximately $4.0 million, after taxes of $1.4 million, for the three and nine month periods ended September 30, 2013. The business unit sold is a provider of high-quality machine to machine information technology solutions, products and services. As a result of the sale, this business had been removed from the Supply Technologies segment and presented as a discontinued operation for all of the periods presented. Additionally, the assets and liabilities of the business are classified as held for sale under the caption other current assets and accrued expenses and other, respectively, in the Company's consolidated balance sheets as of December 31, 2012.

Note B—Effective August 14, 2013, the Company entered into an agreement to purchase certain assets and liabilities of a small business for an insignificant purchase price, which resulted in a pre-tax gain of $0.6 million during the third quarter of 2013. The small business is engaged in the business of designing, manufacturing, selling, distributing and installing various tube bending machines and related tooling, spare and replacement parts and ancillary services for commercial applications and is included in our Engineered Products segment from the date of acquisition.

Note C—Effective August 1, 2013, the Company entered into an agreement to sell 25% of its Southwest Steel Processing LLC business to Arkansas Steel Associates, LLC for $5.0 million. Southwest Steel Processing LLC is included in our Engineered Products segment. This transaction will facilitate the Company's capacity expansion in one of its growing product lines.

Note D—During the third quarter of 2013, the United States District Court for the Eastern District of Arkansas awarded TMK IPSCO damages of approximately $5.2 million. ATM intends to appeal the district court’s decision.

Note E—On April 26, 2013, we completed the acquisition of substantially all of the assets of Bates Acquisition, LLC and Bates Real Estate Acquisition, LLC (collectively, “Bates”). Bates is a manufacturer of extruded, formed and molded products including air/fluid transfer hoses and assemblies, emission management subsystems, thermoplastic hose and molded components and gaskets for transportation and industrial applications. Bates is included in the Assembly Components segment from the date of acquisition.